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                                                                     EXHIBIT 8.1

             [Letterhead of GnazzoThill, A Professional Corporation]



                                                               November __, 2000

Yamaha Motor Receivables Corporation
6555 Katella Avenue, Suite A
Cypress, California 90630

Re:      Yamaha Motor Master Trust
         Floating Rate Series 2000-1 Asset-Backed Certificates
         REGISTRATION STATEMENT ON FORM S-1, NO. 333-45516

Ladies and Gentlemen:

         We have acted as special counsel to Yamaha Motor Receivables Corporation (the "Company") in connection with the preparation and filing of the registration statement on Form S-1 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the Yamaha Motor Master Trust (the "Trust"), Floating Rate Series 2000-1 Asset-Backed Certificates (the "Series 2000-1 Certificates"). Capitalized terms used but not defined herein shall have the same meaning as in the Registration Statement.

         In rendering our opinion, we have reviewed (i) the Registration Statement, (ii) the form of Amended and Restated Pooling and Servicing Agreement, (iii) the form of Supplement thereto related to the Series 2000-1 Certificates, (iv) the forms of the Series 2000-1 Certificates, and (v) such other transaction documents, certificates and records as we have considered necessary or appropriate for the purposes of this opinion.

         In rendering our opinion, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, (ii) that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents and that such documents accurately reflect the material facts of such transactions, and (iii) that a final version of the Registration Statement will become the effective Registration Statement in respect of the Certificates without material change in the facts stated. The opinion set forth herein is expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented.

         Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not







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take positions contrary to those stated in our opinion.

         Based on the foregoing, we are of the opinion that although the discussion in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates, in our opinion, such discussion taken as whole constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates under existing law.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Servicer, or to any series or class of certificates other than the Offered Certificates, or under any law other than the federal income tax laws.

         We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the heading "Certain Federal Income Tax Considerations" and "Legal Matters." In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ GNAZZOTHILL,
                                                A PROFESSIONAL CORPORATION